Exhibit 99.1
Going Private E-mail Mailbox Responses
FW50 — 1/13/2011
1. How does the buyout affect the Long Term Incentive (LTI) program for this year? How and when will the stock value be determined?
The proposed acquisition will most likely not affect the current Stock Value Bonus plan since the merger closing date probably will not occur until after the Plan’s conclusion date. The closing price of this plan is determined by the 90-day average price on the third business day following our year-end earnings release which normally occurs in mid-March. The 90-day average price at the beginning of the period was $37.099. The maximum amount for this plan is 150% of your grant amount. If our stock price stays around the $60 price range, then this plan will max out ($37.099 x 150% = $55.649). For example, if you received a $6,000 grant in the Stock Value Bonus plan in March 2010, the maximum amount you would receive would be $9,000 ($6,000 x 150%).
The Stock Value Bonus plan will be paid out in two different ways:
a.	In March 2011, you will receive the portion of your Stock Value Bonus plan that has already been earned and vested. For example, if you are a Manager, you will receive the second half of your Stock Value amount from the March 2009 grant and the first half of the March 2010 grant. If you are a Director with a three-year vesting schedule, you will receive the second 1/3 that has vested from the March 2009 grant and the first 1/3 that has vested from the March 2010 grant.
b.	Assuming the acquisition by Leonard Green is completed, any remaining balances in the Stock Value Bonus plan will be paid out as soon after the closing of the acquisition as is administratively feasible.
2. How does the buyout affect the Long Term Incentive for DTLs? We have completed one year of a 3-year program so far.
Assuming the Leonard Green acquisition is completed, the Stock Value Bonus plan will be accelerated and all outstanding amounts will be paid out in a lump sum.
3. In March 2011, I’ll receive 50% of whatever LTI bonus we’re due under the Stock Value Bonus Plan grant from March 2010. The other half is slated to be paid out in March 2012. What will happen to the second half payment? Will it be awarded just as the March 2011 payment will be (the set price was @$37 and I’m guessing/assuming the closing price will be @$60)? Or will the payment occur some other way?

See the answers to questions #1 and #2 above.
4. Are we still eligible for bonuses? Will the bonus program continue after privatization?
Yes, you will still be eligible for your short-term and long-term incentives. The company has no intention to discontinue these incentive plans for FY12. However, because we will be a private company they may be based on other metrics and could be slightly different.
5. Will we be able to roll our 401(k) over to an IRA?
The plan rules governing the 401(k) plan will not change. The IRS prohibits any active Team Member from rolling their money into an IRA unless they terminate from the company.
6. Is it a coincidence that the main lobby closed to visitors?
This was purely a coincidence. The decision was made several months ago to have one lobby entrance for all vendors with security access so all vendors must now enter through the vendor lobby. With that function being removed from the main lobby, it made more sense to have the Jo-Ann Lead Receptionist be in an area with the rest of the customer service team.
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Cautionary Statement Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Jo-Ann, the proposed merger and its business. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed sale of Jo-Ann to an affiliate of Leonard Green & Partners, L.P., including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward looking statements are discussed in Jo-Ann’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on forward-looking statements. Jo-Ann cannot guarantee future results, trends, events, levels of activity, performance or achievements. Jo-Ann does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as Jo-Ann’s current plans, estimates and beliefs.
Additional Information and Where to Find It
In connection with the Merger, Jo-Ann will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING DECISION, JO-ANN’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Jo-Ann’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Jo-Ann’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.
Participants in Solicitation
Jo-Ann and its directors and officers may be deemed to be participants in the solicitation of proxies from Jo-Ann’s shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about Jo-Ann’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for Jo-Ann’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of Jo-Ann and its directors and executive officers in the Merger, which may be different than those of Jo-Ann’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.